SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities

Exchange Act of 1934

Date of Report (Date of earliest event reported): September 12, 2013

Vermillion, Inc.

(Exact name of registrant as specified in its charter)

Commission File Number: 001-34810

Delaware	33-059-5156
(State or other jurisdiction of incorporation)	(IRS Employer Identification No.)

12117 Bee Caves Road Building Three, Suite 100, Austin, TX  78738

(Address of principal executive offices, including zip code)

512.519.0400

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02         Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Election of Director

On September 12, 2013, the Board of Directors (the “Board”) of Vermillion, Inc. (the “Company”) elected Eric Varma, MD as a Class III director, filling a vacant seat on the Board.

Dr. Varma is currently a Partner at Oracle Investment Management (“Oracle”), which is a fundamental research driven investment management company that is exclusively focused on the global health care and bioscience industries. Prior to joining Oracle, Dr. Varma worked at Leerink Swann, the Boston Consulting Group, and the Food and Drug Administration.  Dr. Varma received his B.A. from the University of California Berkeley, M.D. from the Albert Einstein College of Medicine, and M.B.A. from the MIT Sloan School of Management.

Dr. Varma was designated by Oracle’s affiliated funds Oracle Partners, LP and Oracle Ten Fund Master, LP, which are stockholders of the Company and collectively have the right to designate an individual to be nominated to the Board pursuant to the Stockholders Agreement dated May 13, 2013 by and among the Company and certain purchasers of the Company’s common stock and warrants (the “Stockholders Agreement”). The Stockholders Agreement was filed as Exhibit 10.2 to the Company’s Current Report on Form 8-K that was filed with the Securities and Exchange Commission on May 14, 2013.

On September 16, 2013,  the Company issued a press release to announce Dr. Varma’s election. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01            Financial Statements and Exhibits.

(d)         Exhibit No.Description.

99.1                      Press Release dated September 16, 2013

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Vermillion, Inc.

Date:  September 16, 2013By:/s/ Eric J. Schoen

Eric J. Schoen

Vice President, Finance and Chief Accounting Officer

EXHIBIT INDEX

Exhibit No.       Description

99.1                      Press Release dated September 16, 2013